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                                                                       EXHIBIT 5

                            Opinion of Alston & Bird



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                                 ALSTON&BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-4777
                                 www.alston.com

                                  June 30, 1998

Friedman's Inc.
4 West State Street
Savannah, Georgia 31401

         Re:      Form S-8 Registration Statement --
                  Friedman's Inc. Retirement Savings Plan

Ladies and Gentlemen:

         We have acted as counsel for Friedman's Inc., a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 100,000 shares of the Corporation's Class A common stock, $0.01 par value ("Common Stock"), that may be issued pursuant to the Friedman's Inc. Retirement Savings Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

         Based upon the foregoing, it is our opinion that the 100,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

         The opinions set forth herein are limited to the laws of the State of Delaware as expressed in the Delaware General Corporation Law, in reliance solely on published general compilations thereof as of the date hereof. This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in

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connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                Sincerely,

                                ALSTON & BIRD LLP



                                By:/s/ Laura G. Thatcher
                                   ------------------------------------
                                               Partner